Exhibit 99.2
Novocure Appoints Christoph Brackmann as Chief Financial Officer

ROOT, Switzerland – Novocure (NASDAQ: NVCR) announced today that Christoph Brackmann has been appointed as the company’s next Chief Financial Officer (CFO). Mr. Brackmann will join Novocure immediately as a Senior Financial Advisor and will transition to the role of CFO on January 1, 2025 when current CFO, Ashley Cordova, becomes CEO.

Mr. Brackmann joins Novocure from Moderna, Inc. where he served as Senior Vice President of Finance since 2019. While at Moderna he established and built the finance team and oversaw the rapid expansion of the organization during the COVID-19 pandemic.

“The addition of Christoph to our Novocure executive team comes at a pivotal time for the organization as we expand our product portfolio and our global footprint,” said Ashley Cordova, Novocure’s current CFO and CEO succedent. “Christoph’s knowledge of our industry, strategic insight and experience leading successful financial organizations through periods of growth will be valuable assets to Novocure. I look forward to partnering with him as we work to deliver on our commitments in the coming years.”

“Novocure is founded on an innovative idea that has been developed into multiple products that changed how cancer is treated. The potential of this organization is energizing, especially as it is poised to expand into new indications,” said Mr. Brackmann. “I am eager to contribute to the organization’s patient-forward mission and to work with this team to drive Novocure to reach its full potential for patients, employees and our shareholders.”

During his career at Moderna, Mr. Brackmann, 51, oversaw the expansion and development of the Finance function, including Financial Planning and Analysis, Accounting, Tax, Treasury, Procurement and Business Services. Prior to Moderna, Mr. Brackmann served as the Vice President of Investor Relations and Head of International Finance at Shire plc (acquired by Takeda), and in various financial roles at Eli Lilly and Company and Novartis. Mr. Brackmann earned his Master of Business Administration from the SDA Bocconi School of Management, Milan and holds a bachelor’s degree in Business and Economics from the University of Mannheim.

About Novocure
Novocure is a global oncology company working to extend survival in some of the most aggressive forms of cancer through the development and commercialization of its innovative therapy, Tumor Treating Fields. Novocure’s commercialized products are approved in certain countries for the treatment of adult patients with glioblastoma, non-small cell lung cancer, malignant pleural mesothelioma and pleural mesothelioma. Novocure has several additional ongoing or completed clinical trials exploring the use of Tumor Treating Fields therapy in the treatment of glioblastoma, non-small cell lung cancer and pancreatic cancer.

Exhibit 10.1
Novocure’s global headquarters is located in Root Switzerland, with U.S. headquarters located in Portsmouth, New Hampshire and research and development facilities located in Haifa, Israel. For additional information about the company, please visit Novocure.com and follow @Novocure on LinkedIn and Twitter.

Forward-Looking Statements
In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Novocure’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, clinical study progress, development of potential products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, coverage, collections from third-party payers and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “could” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Novocure’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, environmental, regulatory and political conditions and other more specific risks and uncertainties facing Novocure such as those set forth in its Annual Report on Form 10-K filed on February 22, 2024, and subsequent filings with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Novocure does not intend to update publicly any forward-looking statement, except as required by law. Any forward-looking statements herein speak only as of the date hereof. The Private Securities Litigation Reform Act of 1995 permits this discussion.

Investors:
Ingrid Goldberg
investorinfo@novocure.com

Media:
Catherine Falcetti
media@novocure.com